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                                                                    EXHIBIT 23.7

The Board of Directors
Harperprints, Inc.:

  We consent to the use of our report on the financial statements of Harperprints, Inc. included in the registration statement of Master Graphics, Inc. on Form S-1 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Becker & Company, P.C.

Lanham, Maryland
April 8, 1998